Exhibit 22.J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Nottingham Investment Trust II (comprising the The Brown Capital Management Mid-Cap Fund, The Brown Capital Management Small Company Fund, The Brown Capital Management Balanced Fund, The Brown Capital Management Equity Fund, The Brown Capital Management International Equity Fund, EARNEST Partners Fixed Income Trust, WST Growth Fund and Capital Value Fund):

We consent to the use in Post-Effective Amendment No. 47 to Registration Statement No. 33-37458 on Form N-1A of our reports dated May 19, 2004, appearing in the March 31, 2004 Annual Reports to Shareholders, which are incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Prospectuses which are parts of such Registration Statement, and to the references to us under the captions "Investment Advisor and Other Service Providers - Independent Registered Public Accounting Firm" in each Statement of Additional Information and "Financial Highlights" in the Prospectuses.

/s/ Deloitte & Touche LLP

New York, New York
July 29, 2004